                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 15, 2001


                            JANEX INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

  Colorado                      0-17927                        84-1034251
--------------------------------------------------------------------------------
(State or Other               (Commission                    (I.R.S. Employer
  Jurisdiction                File Number)                  Identification No.)
of Incorporation)

1609 Fourth Street, Berkeley, CA                                 94710-1708
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code      (510) 524-7400
                                                   --------------------------


--------------------------------------------------------------------------------
     (Former Name or Former Address, If Changed Since Last Report)

Total number of pages: 4
Exhibit index at page: 4

         The Registrant hereby amends its Current Report on Form 8-K filed March 1, 2001 as follows:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The required financial statements with respect to the business acquisition described in Item 2 of the Current Report on Form 8-K filed March 1, 2000 are set forth below.

                                 DAMERT COMPANY

                              FINANCIAL STATEMENTS
                    FOR THE TWO YEARS ENDED DECEMBER 31, 2000

             Report of Abrams and Company, P.C. Independent Auditors

The Board of Directors and Shareholders
DaMert Company

         We have audited the accompanying balance sheet of DaMert Company, as of December 31, 2000 and 1999, and the related statements of operations and accumulated deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DaMert Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, continuing negative net worth, and has continued to experience a significant decline in revenues. Further, the Company has nominal cash and is experiencing a severe working capital deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/   ABRAMS AND COMPANY, P.C.

Melville, New York
June 15, 2001

                                 DAMERT COMPANY
                                 BALANCE SHEETS
                                  DECEMBER 31,

                                                           1999             2000
                                                        -----------      -----------
       ASSETS      (all collateralized)

Current Assets:
Cash                                                    $   524,450      $    84,247
Accounts receivable (net)                                   483,631          710,337
Prepaid expenses                                            113,964          175,845
Inventory (net)                                             627,343          688,403
                                                        -----------      -----------
Total Current Assets                                      1,749,388        1,658,832

Equipment (net)                                             490,395          377,302
                                                        -----------      -----------

TOTAL ASSETS                                            $ 2,239,783      $ 2,036,134
                                                        ===========      ===========

              LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Notes payable - bank                                    $ 2,806,437      $ 2,799,748
Accounts payable and accrued expenses                       376,226        1,022,920
Due to Futech Interactive Products, Inc.                     81,000           81,000
Loan from shareholder                                       128,849          128,849
                                                        -----------      -----------
Total Current Liabilities                                 3,392,512        4,032,517

Stockholders' Deficit:
Capital stock - no par value, authorized
5,000 shares, issued and outstanding 1,000
shares                                                       10,000           10,000
Accumulated deficit                                      (1,162,729)      (2,006,383)
                                                        -----------      -----------
Total Stockholders' Deficit                              (1,152,729)      (1,996,383)
                                                        -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT             $ 2,239,783      $ 2,036,134
                                                        ===========      ===========


                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                 DAMERT COMPANY
                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                            FOR THE YEAR ENDED DECEMBER 31,
                                            -------------------------------

                                                1999             2000
                                             -----------      -----------

Net Sales                                    $ 6,574,815      $ 5,186,317
                                             -----------      -----------
Cost of sales                                  3,847,782        3,004,211
Royalty expense                                  157,785          101,555
                                             -----------      -----------
Total Cost of Sales                            4,005,567        3,105,766
                                             -----------      -----------

Gross Margin                                   2,569,248        2,080,551
                                             -----------      -----------

Operating Costs:
Product development                              487,859          332,976
Selling, general, and administrative           2,406,436        2,022,843
Depreciation and amortization                    199,740          239,965
                                             -----------      -----------

Total Operating Costs                          3,094,035        2,595,784
                                             -----------      -----------

Loss from operations                            (524,787)        (515,233)

Other expense - Interest                        (234,607)        (328,421)
                                             -----------      -----------

Net Loss                                        (759,394)        (843,654)

Accumulated deficit, beginning of period        (403,335)      (1,162,729)
                                             -----------      -----------

Accumulated deficit, end of period           $(1,162,729)     $(2,006,383)
                                             ===========      ===========


                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                 DAMERT COMPANY
                            STATEMENTS OF CASH FLOWS

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                             -------------------------------

                                                                 1999           2000
                                                               ---------      ---------

Cash flows from operating activities:
Net Loss                                                       $(759,394)     $(843,654)
     Adjustments to reconcile net loss to net cash used by
        operating activities:
       Depreciation                                              199,740        239,965
       Provision for doubtful accounts                            19,000        (39,000)
       Write off of inventory                                    (50,000)      (267,000)

Changes in current assets and current liabilities:
     Accounts receivable                                         261,959       (187,706)
     Prepaid expenses                                             27,342        (61,881)
     Inventory                                                   352,654        205,940
     Notes payable - bank                                        413,781         (6,689)
     Accounts payable and accrued expenses                       138,474        646,694
     Due to Futech Interactive Products Inc.                      81,000           --
                                                               ---------      ---------

Net Cash Provided (Used) by Operating Activities                 684,556       (313,331)

Cash flows from investing activities:
     Purchases of property and equipment                        (212,440)      (126,872)
                                                               ---------      ---------

Net Cash Used by Investing Activities                           (212,440)      (126,872)

Cash flows from financing activities:                               --             --
                                                               ---------      ---------

Net Cash Used by Financing Activities                               --             --

Net change in cash and cash equivalents                          472,116       (440,203)

Cash and cash equivalents, beginning of year                      52,334        524,450
                                                               ---------      ---------
Cash and cash equivalents, end of year                         $ 524,450      $  84,247
                                                               =========      =========


Supplemental cash flow information:

              Interest paid                                    $ 244,607      $ 140,556
              Taxes paid                                       $     712      $     800


                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                 DAMERT COMPANY
                          NOTES TO FINANCIAL STATEMENTS

1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

         DaMert Company ("Company") is a designer, manufacturer and distributor of specialty toy products. The Company's products are sold domestically and internationally.

         The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant operating losses in the past several years, continuing negative net worth, and negative working capital, and has continued to experience a significant decline in revenues from approximately $6,800,000 in 1998 and $6,575,000 in 1999 to $5,186,000 in 2000. The Company has nominal cash and is experiencing a severe working capital deficiency.

         In 1999 and 2000, the company was actively engaged in merger discussions. In February of 2001, the company was acquired by Janex International, Inc. ("Janex"). The merger did not alleviate the financial distress of the Company, as Janex was also in a distressed financial condition.

         In March of 2001, the Company entered into an Agreement For Purchase of Accounts whereby the Company sold its interest in certain accounts receivable in order to raise cash.

         The Company's ultimate ability to continue as a going concern is dependent upon an infusion of working capital and achievement of profitability. Management believes that future financings will be effected and the Company will return to profitability. Accordingly, management believes that such steps will allow the Company to continue in operation.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH EQUIVALENTS

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         INVENTORIES

         Inventories are stated at the lower of cost or market. Cost is determined by the average cost method.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets which range from three to ten years.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, prepaid expenses, inventory, and all short-term obligations. The carrying value approximates their fair value based on the liquidity of these financial instruments or based on their short-term nature.

                                 DAMERT COMPANY
                          NOTES TO FINANCIAL STATEMENTS

         LONG-LIVED ASSETS

         In accordance with Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management performs ongoing business reviews and evaluates impairment indicators based on qualitative and quantitative factors. If it is determined that the carrying amount of an asset cannot be fully recovered, an impairment loss is recognized. Management believes that no impairment loss has occurred.

         REVENUE RECOGNITION

         The Company recognizes revenue upon shipment of the product to the customer, with appropriate allowances made for estimated returns and uncollectible accounts.

         INCOME TAXES

         The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

         PENSION PLAN

         The Company has a 401K Plan for the benefit of the employees of the Company. Under the provisions of the 401K, employees may make contributions on a tax-deferred basis to their 401K accounts, up to the legal limits provided for by United States income tax regulations. The Company, at its discretion, may contribute a portion of the Company's profits to the 401K. Such contributions are allocated between members of the 401K plan based on a pre-stated formula. Employer contributions vest with 401K participants at the rate of 20% per year, beginning in year two and ending in year six of employment. The Company did not make contributions to the 401K for 1999 and 2000.

         NEW ACCOUNTING STANDARDS

         The Financial Accounting Standards Board (FASB) has issued several pronouncements and interpretations and the Securities and Exchange Commission (SEC) has also issued several Staff Accounting Bulletins
         (SAB). Certain of these pronouncements may have future applicability. Statement of Financial Accounting Standards (SFAS) No. 132, "Employers Disclosures about Pensions and other Postretirement Benefits," effective June 15, 2000, and No. 137, "Accounting for Derivative Instruments and Hedging Activities," effective June 15, 2000, would not have impacted the financial statements as the Company has not participated in derivative transactions nor does the Company have a defined benefit plan.

         In December 1999, the SEC issued SAB No. 101, "Revenue Recognition in Financial Statements". SAB 101 summarizes certain areas of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company believes that its current revenue recognition policies comply with SAB 101.

         In March 2000, the FASB issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", and interpretations of Accounting Principles Board No. 25. This interpretation is effective July 1, 2000. The effects of applying this interpretation would be recognized on a prospective basis from July 1, 2000. The Company does not expect this release to apply to the Company.

                                 DAMERT COMPANY
                          NOTES TO FINANCIAL STATEMENTS

         In August 1999, the SEC issued SAB No. 99, "Materiality". SAB 99 provides that exclusive reliance on certain quantitative benchmarks to assess materiality in preparing financial statements is inappropriate; misstatements are not immaterial simply because they fall beneath a numerical threshold. Management believes the company is in compliance with SAB 99.

3.       ACCOUNTS RECEIVABLE

                  Accounts receivable consists of the following:

                                                 1999          2000
                                                 ----          ----
            Accounts receivable               $ 712,631      $ 900,337
            Less: Allowance for doubtful
            accounts                           (229,000)      (190,000)
                                              ---------      ---------
                                              $ 483,631      $ 710,337
                                              =========      =========


4.       INVENTORY

                  Inventory consists of the following:

                                                           1999          2000
                                                           ----          ----

            Inventory                                  $ 1,247,343      $ 1,041,403
            Less: Allowance for slow moving and
            obsolete inventory                            (620,000)        (353,000)
                                                       -----------      -----------
                                                       $   627,343      $   688,403
                                                       ===========      ===========

5.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                  1999             2000
                                                  ----             ----
            Molds                              $   883,830      $   975,782
            Office equipment                       367,794          400,818
            Shipping equipment                      56,768           58,664
                                               -----------      -----------
                                                 1,308,392        1,435,264
            Less: Accumulated depreciation
            and amortization                      (817,997)      (1,057,962)
                                               -----------      -----------
                                               $   490,395      $   377,302
                                               ===========      ===========

                                 DAMERT COMPANY
                          NOTES TO FINANCIAL STATEMENTS

6.       NOTES PAYABLE- BANK

         Notes payable-bank consists of:

                                                         1999                2000
                                                         ----                ----
                 Credit line                          $ 2,499,748         $ 2,499,748
                 Note                                     300,000             300,000
                 Equipment loan                             6,689                  --
                                                      -----------         -----------
                                                      $ 2,806,437         $ 2,799,748
                                                      ===========         ===========


         CREDIT LINE AND NOTE

         The Company's revolving credit line of $2,500,000 and note (notes) were due on May 15, 1999 and January 31, 1999, respectively. On May 15, 1999, pursuant to a Letter Agreement, the maturity dates of both notes were extended to June 30, 1999. Subsequently, the notes were again extended to July 31, 1999, and then to September 20, 2000. The Company was in default of the interest only payments under the loan modification agreement of July 31, 1999, as interest was not paid as of June 15, 2000.

         The interest rates on the credit line and note were 3/4% over prime (9.5% at December 31, 2000 and 8.5% at December 31, 1999) and 3.75%
         over prime, respectively.

         The notes required the Company to maintain certain financial covenants. Such covenants were not met by the Company. The notes were guaranteed by a stockholder/officer of the Company.

         On November 8, 2000, the Company entered into a certain Settlement, Exchange of Collateral and Release Agreement, pursuant to which certain transactions between Janex International and the Company were to be consummated by December 1, 2000. On February 15, 2001, the Company, pursuant to a First Amended Settlement, Exchange of Collateral and Release Agreement restructured the notes. (See Subsequent Events)

         The maximum outstanding short-term debt was $2,799,748 and $2,999,748 for 2000 and 1999, respectively. The weighted average interest rate for 2000 and 1999 was 10.9% and 8.8%, respectively. The weighted average interest rate is calculated by dividing the interest cost by the weighted average debt outstanding during the year.

         The collateral for the credit line and note are the assets of the company.

         TERM NOTE

         The term note bears interest at 3/4% over prime. Principal is payable at $1,672 per month through May 2000.

                                 DAMERT COMPANY
                          NOTES TO FINANCIAL STATEMENTS

7.       ACCRUED EXPENSES

         Accrued expenses, included in accounts payable and accrued expenses, consists of the following:

                                                             1999               2000
                                                            -----               ----
               Tooling                                   $  87,560           $   74,839
               Salaries and wages                           23,143               18,141
               Fringe benefits                              31,826               58,165
               Royalties and commissions                    17,076               11,993
               Sales tax and other                           6,306                6,409
                                                         ---------           ----------
                                                         $ 165,911           $  169,547
                                                         =========           ==========

8.       NOTE PAYABLE-SHAREHOLDER

         The note bears interest at 9%. The note is payable in equal monthly installments of interest of $966 commencing April 1, 2001 with the entire principal and unpaid interest due on or before June 1, 2001.

9.       DUE TO FUTECH INTERACTIVE PRODUCTS INC.

         In 1999, the Company was in merger discussions with Futech Interactive Products, Inc. ("Futech"). During such time, Futech advanced the Company $81,000 for working capital requirements.

         Futech was a majority shareholder of Janex. Vincent Goett, Janex's chairman, was President, Chief Executive Officer and a major shareholder and creditor of Futech.

         In February 2000, Futech filed for protection under Chapter 11 of the United States Bankruptcy code. In January 2001, the US Bankruptcy Court approved the sale.

10.      CONCENTRATION OF SALES

         In 1999 and 2000, one customer accounted for 5% and 10%, respectively, of the Company's sales. In 1999 and 2000, five customers accounted for 20% and 22%, respectively, of the sales by the Company.

11.      RENT

         The Company leases office space through December 31, 2001. Rent expense for the years ended 1999 and 2000 approximated $295,000 and $285,000, respectively.

12.      SUBSEQUENT EVENTS

         A.       ACQUISITION

         In February 2001, the Company was merged into a new company, DaMert Toys and Games, Inc., a wholly-owned subsidiary of Janex. In connection with the acquisition, Janex paid the following consideration to the shareholders of DaMert: (i) 2,000,000 shares of common stock; and (ii) a promissory note in the approximate amount of $129,000 to an officer of DaMert (in replacement of a note in the same amount owed by DaMert to such officer). In addition, the bank debt was reduced to $1,300,000 in consideration of the following: (i) the issuance to the Bank of an aggregate of 3,000,000 shares of Janex common stock, of which 1,500,000 shares were issued at the closing of the acquisition and the remaining 1,500,000 shares are issuable by June 15, 2001; (ii) $220,000 in cash was paid (at or before the closing) to the bank in satisfaction of certain indebtedness of DaMert; and (iii) a promissory note payable by Janex, personally guaranteed by Vincent Goett, Janex's Chairman, in the principal amount of $1,300,000 was issued to the bank. The note is secured by certain assets of Janex. In addition, Janex issued options to purchase an aggregate of 1,000,000 shares of the Company's common stock, at a price of $.001 per share, to Fred and Gail DaMert (who are employees of DaMert).

                                 DAMERT COMPANY
                          NOTES TO FINANCIAL STATEMENTS

         In the event that the quoted price of Janex's common stock does not average at least $1.00 per share over a twenty-day trading period during the 24 months following the closing, Janex will be obligated to pay the shareholders of DaMert in the aggregate (in cash or stock at their option) an amount equal to the excess of $1 million over the product of 1 million and the highest 20 day average quoted price of the common stock during the 24 months following the closing.

         B.       FINANCING

         In March 2001, the Company entered into an agreement of Purchase of Accounts whereby the Company sells its interest in certain accounts receivable. The purchaser will advance 80% of the receivables sold with the balance being retained by the purchaser subject to certain provisions as to the collection period of the account(s) sold.

                       Unaudited Pro Forma Financial Data

The following unaudited pro forma financial data of Janex International, Inc. and DaMert Company represent the unaudited pro forma consolidating statement of operations for the year ended December 31, 2000, and the unaudited pro forma consolidating balance sheet as of December 31, 2000.

The unaudited pro forma consolidating balance sheet as of December 31, 2000, gives effect to the merger as if it occurred on December 31, 2000 and has been adjusted to give effect to the following transactions:

          1. Record release of debt ($2,987,612) from DaMert acquired by Janex and the reduction of debt in accordance with the settlement agreement

          2.   Record investment in DaMert ($1,754,500)

          3.   Reflect the excess of cost over book value of DaMert ($763,271)

The unaudited consolidating statement of operations for the year ended December 31, 2000, gives effect to the merger as if it had occurred on January 1, 2000 and has been adjusted to give effect to the following transactions:

          4.   Amortization of goodwill over 10 years ($10,000)

          5.   Interest saving on debt reduction ($314,838)

                      Janex International and Subsidiaries
                 Unaudited Proforma Consolidating Balance Sheet
                                December 31, 2000


                                                           DaMert                Janex
                                                           Company           International        Subtotal
                                                           -------           -------------        --------

Cash                                                        $ 84,247             $ 5,079           $ 89,326
Accounts Receivable (net)                                    710,337                                710,337
Inventory (net)                                              688,403                                688,403
Prepaid and Other                                            175,845              17,818            193,663
                                                   ------------------    ----------------   ----------------
Total Current Assets                                       1,658,832              22,897          1,681,729

Property and Equipment (net)                                 377,303                                377,303

Goodwill                                                                                                  -
Investment in DaMert

                                                   ------------------    ----------------   ----------------
Total Assets                                             $ 2,036,135            $ 22,897        $ 2,059,032
                                                   ==================    ================   ================


Note Payable - Shareholder                                   128,849                                128,849
Accounts Payable                                             853,374           1,361,423          2,214,797

Accrued Expenses                                             169,547           1,063,750          1,233,297
Notes Payable - Bank                                       2,799,748             331,943          3,131,691

Due to Futech Interactive Products, Inc.                      81,000           1,606,199          1,687,199
Other Loans Payable                                                              238,183            238,183
                                                   ------------------    ----------------   ----------------
Total Liabilities                                          4,032,518           4,601,498          8,634,016


Preferred Stock                                                    -             569,022            569,022
Common Stock (net)                                            10,000          13,233,238         13,243,238


Paid in Capital                                                    -             554,517            554,517
Accumulated Deficit                                       (2,006,383)        (26,027,904)       (28,034,287)



                                                   ------------------    ----------------   ----------------
                                                          (1,996,383)        (11,671,127)       (13,667,510)

Due to Related Parties                                             -           7,092,526          7,092,526
Due to Bank                                                                                               -

                                                   ------------------    ----------------   ----------------
Total Liabilities and Shareholders' Deficit              $ 2,036,135            $ 22,897        $ 2,059,032
                                                   ==================    ================   ================

                                                                    Proforma
                                                                   Adjustments                        Total
                                                          Debit                 Credit               Proforma
                                                          -----                 ------               --------
Cash                                                      $       -  (2)         $ (220,000)          $  (130,674)
Accounts Receivable (net)                                                                                 710,337
Inventory (net)                                                                                           688,403
Prepaid and Other                                                                                         193,663
                                                                                                 -----------------
Total Current Assets                                                                                    1,461,729

Property and Equipment (net)                                                                              377,303

Goodwill                                               (3)   763,271                                      763,271
Investment in DaMert                                   (2) 1,754,500  (3)         (1,754,500)                   -

                                                                                                 -----------------
Total Assets                                                                                          $ 2,602,303
                                                                                                 =================


Note Payable - Shareholder                                                                                128,849
Accounts Payable                                       (1)   187,864                                    2,026,933

Accrued Expenses                                                                                        1,233,297
Notes Payable - Bank                                   (1)   300,000  (2)         (1,300,000)           1,631,943
                                                       (1) 2,499,748
Due to Futech Interactive Products, Inc.                                                                1,687,199
Other Loans Payable                                                                                       238,183
                                                                                                 -----------------
Total Liabilities                                                                                       6,946,404


Preferred Stock                                                                                           569,022
Common Stock (net)                                     (3)    10,000  (2)            (93,800)          13,397,388
                                                                      (2)            (70,350)

Paid in Capital                                                                                           554,517
Accumulated Deficit                                    (3)   981,229  (1)         (2,987,612)         (26,027,904)



                                                                                                 -----------------
                                                                                                      (11,506,977)

Due to Related Parties                                                                                  7,092,526
Due to Bank                                                           (2)            (70,350)              70,350

                                                      ---------------      ------------------    -----------------
Total Liabilities and Shareholders' Deficit              $ 6,496,612            $ (6,496,612)         $ 2,602,303
                                                      ===============      ==================    =================

See accompanying notes to Unaudited Proforma Consolidating Balance Sheet.

                      Janex International and Subsidiaries
            Unaudited Proforma Consolidating Statement of Operations
                      For the Year Ended December 31, 2000


                                                                                                   Proforma
                                                   DaMert          Janex          Subtotal        Adjustments       Total
                                                   ------          -----          --------        -----------       -----

Net Sales                                       $ 5,186,317          $ 3,337     $ 5,189,654                      $ 5,189,654
                                              --------------    -------------   -------------                  ---------------
Cost of sales                                     3,004,211              279       3,004,490                        3,004,490
Royalty expense                                     101,555           89,245         190,800                          190,800
                                              --------------    -------------   -------------                  ---------------
Total Cost of Sales                               3,105,766           89,524       3,195,290                        3,195,290
                                              --------------    -------------   -------------                  ---------------

Gross Margin                                      2,080,551          (86,187)      1,994,364                        1,994,364
                                              --------------    -------------   -------------                  ---------------

Operating Costs:
Product development                                 332,976                          332,976                          332,976
Selling, general, and administrative              2,022,843        1,431,204       3,454,047                        3,454,047
Stock based compensation                                           7,228,198       7,228,198                        7,228,198
Depreciation and amortization                       239,965            3,025         242,990  (4)     10,000           252,990
Impairment loss                                                      270,662         270,662                           270,662
                                              --------------    -------------   -------------      ----------  ----------------

Total Operating Costs                             2,595,784        8,933,089      11,528,873          10,000        11,538,873
                                              --------------    -------------   -------------      ----------  ----------------

Loss from operations                               (515,233)      (9,019,276)     (9,534,509)        (10,000)       (9,544,509)

Other income (expense)
Interest                                           (328,421)         (28,512)       (356,933) (5)    314,838           (42,095)
                                              --------------    -------------   -------------      ----------  ----------------

Loss before income taxes                           (843,654)      (9,047,788)     (9,891,442)        304,838        (9,586,604)

Provision for income taxes                                            (4,000)         (4,000)                           (4,000)
                                              --------------    -------------   -------------      ----------  ----------------

Net (Loss)                                       $ (843,654)    $ (9,051,788)   $ (9,895,442) (6)  $ 304,838      $ (9,590,604)
                                              ==============    =============   =============      ==========  ================

                                                             Basic and diluted net loss per share                      $ (0.54)
                                                                                                               ================

                                                             Weighted average shares outstanding:
                                                                Historical                                           14,246,388
                                                                Issuance of shares in connection with merger          3,500,000
                                                                                                               ----------------
                                                             Total weighted average shares outstanding               17,746,388
                                                                                                               ================

                  See accompanying notes to Unaudited Proforma
                     Consolidating Statement of Operations.

         (b)  Exhibit.
              -------

                  Exhibit No.               Description of Exhibit

                           2                Amended and Restated Agreement and
                                            Plan of Merger*


--------
* Incorporated by reference to the Registrant's Current Report on Form 8-K filed March 1, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Janex International, Inc.
                                  ----------------------------------------------
                                  (Registrant)

Date:  June 20, 2001              /s/ Vincent Goett
                                  ----------------------------------------------
                                  Vincent Goett
                                  (President)

                                  EXHIBIT INDEX

EXHIBIT NO.            DESCRIPTION OF EXHIBIT

     2                 Amended and Restated Agreement and Plan of
                       Merger*




----------
* Incorporated by reference to the Registrant's Current Report on Form 8-K filed March 1, 2001.